UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

CHINA PRECISION STEEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1623047
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

18th Floor, Teda Building 87 Wing Lok Street, Sheungwan, Hong Kong People’s Republic of China
(Address of Principal Executive Offices)

852-2543-2290

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Director

On November 1, 2013, the Board of Directors of China Precision Steel, Inc. (the “Company”) appointed Wei Hong Xiao to serve as a Director of the Company, effective as of November 1, 2013, to fill the vacancy created by the departure of Mr. Che Kin Lui.

Mr. Wei Hong Xiao, age 70, was appointed to serve as a Director with effect from November 1, 2013. He has served as Professor, Department of Technology, China Iron and Steel Association since 1998. Prior to 1998 he served in various positions including Engineer, Senior Engineer, Vice Head of Division, Head of Division, Deputy Director and Director, at Ministry of Metallurgical Industry. He holds a Masters Degree in Metal Physics and a Bachelors Degree in Physics and Chemistry from the Beijing Iron and Steel Institute.

Mr. Xiao is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2013	CHINA PRECISION STEEL, INC.

	By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)